UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 9, 2015, SunPower Corporation (the “Company”) entered into a purchase agreement relating to the sale by the Company of $400 million aggregate principal amount of its Senior Convertible Debentures due 2023 (the “Debentures”). $300 million in aggregate principal amount of the Debentures will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and the remaining $100 million in aggregate principal amount (the “commitment”) will be sold to Total Energies Nouvelles Activités USA (“Total”), a subsidiary of Total S.A., which owns approximately 57.5% of the Company’s outstanding common stock as of October 23, 2015 and which is an institutional accredited investor pursuant to Regulation D under the Securities Act. The Company also granted the initial purchasers of the Debentures an option to purchase up to an additional $25 million aggregate principal amount of Debentures, exercisable within a 30-day period. The sale of the Debentures is subject to market and other customary conditions and is expected to close on December 15, 2015. If the initial purchasers elect to exercise their right to purchase additional Debentures, Total’s commitment will not change.

The Company expects to receive net proceeds from the offering of the Debentures of approximately $391.3 million (or approximately $415.4 million if the initial purchasers exercise in full their option to purchase additional Debentures), after deducting the initial purchasers’ discount and estimated offering expenses payable by it. The Company intends to use the net proceeds from the offering for general corporate purposes, including, but not limited to, pursuing its HoldCo and YieldCo strategies, capital expenditures, working capital, retirement of existing indebtedness and to fund potential acquisitions of complementary businesses. The Company currently has no commitments or agreements for any specific acquisitions.

The Debentures will pay interest semi-annually on January 15 and July 15 of each year, beginning on July 15, 2016, at a rate of 4.00% per annum, and will mature on January 15, 2023, unless earlier redeemed, repurchased or converted. The Debentures will be convertible into shares of the Company’s common stock at any time based on an initial conversion rate of 32.7568 shares of common stock per $1,000 principal amount of Debentures (which is equivalent to an initial conversion price of approximately $30.53 per share of the Company’s common stock), representing a conversion premium of approximately 32.5% over the closing sale price of $23.04 per share of the Company’s common stock on The NASDAQ Global Select Market on December 9, 2015. The conversion rate (and the conversion price) will be subject to adjustment in certain circumstances.

On December 9, 2015, the Company issued a press release announcing the pricing of the Debentures. As required by Rule 135c under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release regarding the Company’s pricing of the Debentures, dated December 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: December 9, 2015	By:	/s/ Charles D. Boynton
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release regarding the Company’s pricing of the Debentures, dated December 9, 2015.